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Exhibit 11

      STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE (RESTATED)
      -----------------------------------------------------------------

                                                                                       FOR THE THREE MONTHS ENDED
                                                                                             MARCH 31, 1995
                                                                                   ------------------------------------
                                                                                                          ASSUMING
                                                                                       PRIMARY          FULL DILUTION
                                                                                   ----------------    ----------------
Weighted average of outstanding shares                                                20,197,095          20,197,095

Common equivalent shares:
     Outstanding stock options                                                           457,812             473,384

Other potentially dilutive securities:  convertible debentures                               N/A           4,104,335
                                                                                   ----------------      --------------

Shares used in computing net income (loss) per share                                  20,654,907          24,774,814
                                                                                   ================      ==============

Net loss                                                                        $     (2,038,000)     $   (2,038,000)

Adjustments assuming full dilution:                                                          N/A                   N/A

                                                                                   ----------------      --------------

Net loss                                                                        $     (2,038,000)     $   (2,038,000)
                                                                                   ================      ==============

Net loss per share                                                              $         (0.10)      $        (0.10)

Dilution percentage assuming full dilution (1)                                               N/A                   N/A

Net loss per share                                                              $         (0.10)      $        (0.10)
                                                                                   ================      ==============



NOTES:

(1) Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data. In periods of net losses, dilutive earnings per share equals primary earnings per share.


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